UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 23, 2019

VERTEX ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-11476	94-3439569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 Gemini Street Suite 250 Houston, Texas 77058
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (866) 660-8156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02 (e)	Compensatory Arrangements of Certain Officers

On April 23, 2019, the Compensation Committee of the Board of Directors of Vertex Energy, Inc. (the “Company”, “we” and “us”), approved an increase in total base salary for fiscal 2019 (retroactive to January 1, 2019) and 2019 targeted bonus compensation for fiscal 2019, for (a) Benjamin P. Cowart, our Chief Executive Officer and President (Mr. Cowart’s total base salary increased to $351,950 for fiscal 2019 (with accrued amounts subject to the Payment Conditions (defined below)), and Mr. Cowart’s 2019 targeted bonus increased to $210,120); (b) Chris Carlson, our Chief Financial Officer and Secretary (Mr. Carlson’s total base salary increased to $229,030, for fiscal 2019 (with accrued amounts subject to the Payment Conditions (defined below)), and Mr. Carlson’s 2019 targeted bonus increased to $129,750); and (c) John Strickland, our Chief Operating Officer (Mr. Strickland’s total base salary increased to $236,390 for fiscal 2019 (with accrued amounts subject to the Payment Conditions (defined below)), and Mr. Strickland’s 2019 targeted bonus compensation for fiscal 2019 was increased to $161,220).

The Compensation Committee also approved bonus compensation for fiscal 2018 for Mr. Cowart, Mr. Carlson and Mr. Strickland of $88,400; $51,582; and $80,687, respectively, on April 23, 2019.

The increase in base salary for the above listed executive officers will be effective January 1, 2019. The bonuses (as described above) for 2018 for each of the executive officers, as applicable, will be deemed accrued as of April 23, 2019. Such 2018 bonuses and, and such 2019 pay increases (from January 1, 2019 to April 23, 2019) will be payable at the rate of up to one-third of such amounts quarterly, in future quarters, provided that if the Company does not maintain a current ratio of assets to debt of 1.0 or is not in compliance with all of its debt covenants (collectively, “Payment Conditions”), the accrued amounts shall not be paid in an amount which would cause the Company to violate the Payment Conditions, and any amount not paid will accrue until the following quarter, or until such time as the Payment Conditions are met.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

VERTEX ENERGY, INC.

Date: April 26, 2019	By:	/s/ Chris Carlson
Chris Carlson
Chief Financial Officer